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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sanders Morris Harris Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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May 14, 2004

Dear Fellow Shareholder,

        On behalf of our Board of Directors, you are cordially invited to attend Sanders Morris Harris Group's annual meeting of shareholders on Thursday, June 17, 2004. At the meeting among other things, we will review our performance for 2003 and our expectations for the future.

        A notice of the meeting and proxy statement follow. Also enclosed is your proxy voting card and the 2004 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the proxy voting card and return it in the postage-paid envelope provided.

        I look forward to seeing you on June 17th and addressing your questions and comments.

Sincerely,

Ben T. Morris Chief Executive Officer

600 Travis, Suite 3100, Houston, Texas 77002—713-993-4610

May 14, 2004

NOTICE OF THE 2004
ANNUAL MEETING OF SHAREHOLDERS

         The annual meeting of shareholders of Sanders Morris Harris Group Inc. will be held on Thursday, June 17, 2004, at 10:00 a.m., at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002, to consider and take action on the following matters:

1.
Election of 14 directors; and

2.
Transaction of any other business properly raised at the meeting.

        Your Board of Directors recommends a vote "FOR" each of the nominees for director.

Sincerely,

Sandra J. Williams Secretary

SANDERS MORRIS HARRIS GROUP INC.
 600 Travis, Suite 3100
Houston, Texas 77002

PROXY STATEMENT

☐ ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of shareholders of Sanders Morris Harris Group Inc. to be held on Thursday, June 17, 2004, beginning at 10 a.m., at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002 and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is being mailed to shareholders on or about May 20, 2004.

Who is entitled to vote?

        Shareholders owning our common stock at the close of business on May 3, 2004 are entitled to vote at the annual meeting or at any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On May 4, 2004, there were 17,554,365 common shares outstanding.

What am I voting on?

        You will be asked to elect nominees to serve on our Board of Directors and to vote on any other matters properly raised at the meeting. Our Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matters requiring a vote of the shareholders arise, your signed proxy card gives authority to Ben T. Morris, our Chief Executive Officer, and George L. Ball, our Chairman, to vote on such matters at their discretion.

How does the Board of Directors recommend I vote?

        Our Board of Directors recommends a vote FOR each of the nominees for director.

How do I vote?

        Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders, Mr. Morris and Mr. Ball, will vote FOR the persons nominated for election as directors. You can revoke your proxy at any time before it is exercised.

        To do so, you must either:

  •
  give written notice of revocation to our Corporate Secretary, Sanders Morris Harris Group Inc., 600 Travis, Suite 3100, Houston, Texas 77002;

  •
  submit another properly signed proxy card with a more recent date; or

  •
  vote in person at the meeting.

What is a quorum?

        A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted in determining the presence or absence of a quorum, but under Texas law are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." They are not counted to determine if a quorum is present and under Texas law are not considered a vote. Broker non-votes will not affect the outcome of a vote on election of directors.

What vote is required to approve each proposal?

        The director nominees will be elected by a plurality of the votes cast at the meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast.

Who will count the vote?

        A representative of Sanders Morris Harris Group Inc. will tabulate the votes cast by proxy or in person at the meeting.

What are the deadlines for shareholder proposals for next year's annual meeting?

        You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than January 14, 2005. If we do not receive notice of any matter that a shareholder wishes to raise at the annual meeting in 2005 by April 5, 2005 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Corporate Secretary.

How much did this proxy solicitation cost?

        We have not engaged anyone to solicit proxies on our behalf. However, we will reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain of our and our subsidiaries' directors, officers and regular employees may solicit proxies personally or by telephone or facsimile without additional compensation.

ELECTION OF DIRECTORS

☐ NOMINEES

        Fourteen directors will be elected at the annual meeting. Directors will serve until our next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by our Board of Directors or the size of our Board will be reduced.

        Nine of the current members of our Board of Directors and five new nominees are standing for election this year.

        Our Board of Directors recommends a vote FOR all nominees to our Board of Directors.

        The nominees are as follows:

GEORGE L. BALL
Director since February 2000
Age 65

        Mr. Ball was appointed to our Board of Directors on February 1, 2000 as part of the Sanders transaction and has served as our Chairman since May 2002. At the time of the Sanders transaction, he served as Chairman of the Board and a director of Sanders Morris Mundy Inc. Mr. Ball also serves as Chairman of the Board and a director of Sanders Morris Harris Inc. ("SMH") and as a director of SMH Capital and SMH Capital Advisors, Inc. ("SMCA"). Mr. Ball serves on the management committee of Salient Capital Management, LLC ("SCM"), the general partner of Pinnacle Trust Company, LTA (the successor to Pinnacle Management & Trust Company ("PMT")). He served as a director of Sanders Morris Mundy Inc. since May 1992, and was its non-executive Chairman of the Board from May 1992 to July 1997. From September 1992 to January 1994, Mr. Ball was a Senior Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, he was a consultant to J. & W. Seligman & Co. Incorporated. In 1982, Mr. Ball was elected President and Chief Executive Officer of Prudential-Bache Securities, Inc., and in 1986 was elected Chairman of the Board, serving in those positions until his resignation in 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America from 1982 to 1991. Before joining Prudential, Mr. Ball served as President of E.F. Hutton Group, Inc. Mr. Ball is a former governor of the American Stock Exchange and the Chicago Board Options Exchange, and served on the Executive Committee of the Securities Industries Association.

RICHARD E. BEAN
Director since August 2003
Age 60

        Mr. Bean was elected to our Board of Directors on August 7, 2003. Mr. Bean has been a certified public accountant since 1968 and since 1976 has been the Executive Vice President and Chief Financial Officer of Pearce Industries Inc., a privately held company that markets a variety of oilfield equipment and machinery. Mr. Bean has also served as a director of Pearce Industries since 1976. In addition, Mr. Bean has served as a director and audit committee member of FirstCity Financial Corporation, a public financial services company, since July 1995 and served as a member of the Portfolio Administration Committee of FirstCity Liquidating Trust from July 1995 until February 2004 when the trust was terminated and distributed its remaining assets. Mr. Bean is also a stockholder and director of several closely held corporations. Mr. Bean is involved in numerous civic organizations such as the Houston Livestock Show and Rodeo where he serves as Director and Member of the Audit-Budget Committee.

ROBERT M. COLLIE, JR.
New Nominee for Director
Age 57

        Mr. Collie has been a partner in the law firm of Andrews Kurth LLP since March 2001. Previously, he was a partner in the law firm of Mayor, Day, Caldwell & Keeton LLP for 18 years. Mr. Collie served as City Attorney of Houston from 1978 through 1980. He practices in the public law area, focusing on public finance, where he represents state agencies, local governments and other clients in the issuance of tax-exempt bonds. He has been active in education, transportation, water and sewer utility, port and sports facility financings. He is a trustee of the Kinkaid Endowment Fund and the Daniel and Edith Ripley Foundation and has served on boards of the Memorial Hermann Hospital system.

CHARLES W. DUNCAN, III
New Nominee for Director
Age 44

        Mr. Duncan has spent his entire career in investment banking or private equity investing and has served as President of Duncan Equities, Inc. since 1990. Duncan Equities, Inc. is active in structuring financings for, directly investing in, and providing strategic advice to, small to medium sized private companies, primarily located in Texas. In that capacity, Mr. Duncan serves on the boards of directors, and is involved in the operations, of several private companies. In addition, he serves on the board of several non-profit institutions and foundations including the boards and the executive committees of the University of Texas Medical Branch in Galveston and Communities in Schools, Houston.

ROBERT E. GARRISON II
Director since January 1999
Age 62

        Mr. Garrison has served as our President and as one of our directors since January 1999, and served as our Chief Executive Officer from January 1999 until May 2002. He also serves as a director of SMH. Mr. Garrison co-founded Harris Webb & Garrison, Inc. ("HWG") and until January 1999 served as its Executive Vice President and head of investment banking. Until January 1999, he also served as Chairman and Chief Executive Officer of PMT, which he co-founded in 1994, and now serves on the management committee of SCM. Mr. Garrison also serves as Chairman and a director of SMH Capital and a director of SMCA. From 1990 to 1991, Mr. Garrison served as President and Chief Executive Officer of Medical Center Bank & Trust Company. Before then, he served as managing partner of Lovett Mitchell Webb & Garrison (a division of Kemper Securities Group, Inc.) from 1983 to 1989 and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison serves on the Board of Directors Stock Option Committee of TeraForce Technology Corporation, a public telecommunications equipment company, on the Board of Directors Compensation Committee of FirstCity Financial Corporation, a public financial services company, and as a director of First Capital Bankers, Inc. and Somerset House Publishing. He also serves on the Board of Directors Finance Committee of the Memorial Hermann Hospital Systems and is Chairman of the Board of Directors of Brava Therapeutics. He has over 38 years experience in the securities industry and is a Chartered Financial Analyst.

TITUS H. HARRIS, JR.
Director since January 1999
Age 73

        Mr. Harris has served as one of our directors since January 1999, and served as our Chairman from January 1999 until May 2002. Mr. Harris co-founded HWG in February 1994 prior to its combination with the Sanders firm in January 2000, and now serves as one of SMH's Executive Vice Presidents and a director. From September 1991 to February 1994, he served as a Registered Representative at S.G. Cowen & Company, the former correspondent broker of HWG. Before then, Mr. Harris served as Senior Vice President of Lovett Underwood Neuhaus & Webb, (a division of Kemper Securities Group, Inc.) from January 1983 to August 1991, and as Regional Sales Manager for the Houston office of E.F. Hutton and Co., Inc. from January 1978 to December 1982. Mr. Harris has over 40 years experience in the securities industry.

GERALD H. HUNSICKER
New Nominee for Director
Age 53

        Mr. Hunsicker has been the General Manager of the Houston Astros Major League Baseball team since 1996. From September 1991 until joining the Astros, Mr. Hunsicker served as the Assistant Vice President of baseball operations for the New York Mets Major League Baseball team. He joined the Mets in November of 1988 as director of minor league operations and became the director of baseball operations in October of 1990. From 1984 until joining the Mets, Mr. Hunsicker worked in the securities industry as a Vice President for Paine Webber in Houston, Texas.

SCOTT MCCLELLAND
New Nominee for Director
Age 47

        Mr. McClelland is President of H-E-B's Houston and Central Market Division. Started in 1905 in Kerrville, Texas, H-E-B is the 13th largest grocery chain in the United States with over 55,000 employees and 300 stores in Texas and Northern Mexico. Mr. McClelland joined H-E-B in 1990 as Vice President of Operations for the Austin Region. After transferring to H-E-B corporate headquarters in San Antonio in 1991, Mr. McClelland held several leadership positions for the company including Vice President of General Merchandise Marketing and Group Vice President, DrugStore. In 1995 he was promoted to Senior Vice President of Marketing followed by a promotion to Chief Merchandising Officer in 2000. His responsibilities were expanded to include Central Market in late 2001. Prior to joining H-E-B, he worked for Pepsico's Frito Lay Division for 10 years. Mr. McClelland serves on the Board of Directors for the San Antonio Spurs Foundation, Texas Special Olympics and Greater Houston Partnership. He also serves on the University of Texas Business Advisory Council.

BEN T. MORRIS
Director since February 2000
Age 58

        Mr. Morris was appointed to our Board of Directors on February 1, 2000 as part of the Sanders transaction and has served as our Chief Executive Officer since May 2002. He co-founded Sanders Morris Mundy Inc. in 1987 and served as its President and Chief Executive Officer and as a director at the time of its combination with Harris Webb & Garrison, Inc. Since the Sanders transaction, Mr. Morris has served as President, Chief Executive Officer and a director of SMH. Mr. Morris served as the Chief Operating Officer of Tatham Corporation from 1980 to 1984. Before then, he served in a number of executive positions with Mid-American Oil and Gas, Inc. and predecessor companies from 1973 to 1980, and was its President from 1979 to 1980. He is a director of Capital Title

Group, Inc., a public title agency and escrow services company, and American Equity Investment Life Holding Company, a public life insurance company. Mr. Morris is a certified public accountant.

ALBERT W. NIEMI, JR., PH.D.
New Nominee for Director
Age 61

        Dr. Niemi is the Dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as Dean of the Terry College of Business at the University of Georgia from 1982 to 1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business and has chaired or served as a member on the accreditation review teams to more than 20 universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and is currently on the Board of Beta Gamma Sigma. Dr. Niemi has served on the board of Titanium Metals Corporation, a public producer of titanium products, since 2001 and is the Chair of its audit committee and is a member of its compensation and pension committees. He also serves on the boards of Mayer Electric Supply Company and Bank of Texas, and on the Advisory Board of TXU Dallas.

NOLAN RYAN
Director since May 2002
Age 57

        Mr. Ryan has served as one of our directors since May 2002. He was the Chairman of the Board and majority owner of The Express Bank, a Texas bank with branches in Alvin and Danbury, Texas, from June 1990 until June 2002. He is currently Chairman of the Board Emeritus of The Express Bank. He has been the principal owner of the Round Rock Express Baseball Club, the Houston Astros' double-A affiliate, since the team was purchased as the Jackson Generals in May 1998 and formed into the Round Rock Express in January 1999. In 1995, Mr. Ryan was appointed by Texas Governor George W. Bush to a six-year term as a Texas Parks and Wildlife Commissioner. Mr. Ryan was a Major League Baseball pitcher from 1968 to 1994 and was inducted into the National Baseball Hall of Fame in July of 1999. In February 2004, he signed a five-year personal services contract with the Houston Astros. Mr. Ryan currently serves on the board or advisory council for several not-for-profit and charitable organizations.

DON A. SANDERS
Director since February 2000
Age 67

        Mr. Sanders was appointed to our Board of Directors on February 1, 2000 as part of the Sanders transaction. At the time of the Sanders transaction, he served as Chairman of the Executive Committee and as a director of Sanders Morris Mundy Inc., which he co-founded in 1987. Mr. Sanders serves on the board of the Round Rock Express Baseball Club and serves on the boards of several Houston-based community organizations. Since the Sanders transaction, he has served as our Vice-Chairman and as one of our directors and as a director of SMH. From 1987 to 1996, Mr. Sanders was President of Sanders Morris Mundy. Before joining Sanders Morris Mundy, he was employed by E.F. Hutton & Co., Inc. where he served from 1959 in various capacities, including as an Executive Vice President of E.F. Hutton from 1982 to 1987 and as a member of its board of directors from 1983 to 1987. Mr. Sanders has over 40 years of experience in the securities industry.

W. BLAIR WALTRIP
Director since January 1999
Age 49

        Mr. Waltrip has served as one of our directors since January 1999 and as a director of TEI, Inc., our predecessor issuer, since July 1988. He is also a director of Service Corporation International, a public funeral and cemetery company, and was employed in various capacities by that company from 1977 until January 2000, last serving as an Executive Vice President for more than five years.

DAN S. WILFORD
Director since May 2002
Age 63

        Mr. Wilford has served as one of our directors since May 2002. He has been a director of Healthcare Realty Trust Incorporated, a New York Stock Exchange real estate investment trust primarily concentrating on real estate properties and mortgages associated with the delivery of healthcare services, since February 2002. Mr. Wilford served as President and Chief Executive Officer of Memorial Hermann Healthcare System from 1984 to 2002. The Memorial Hermann Healthcare System is the largest not-for-profit healthcare system in the Houston, Texas area consisting of twelve hospitals, including a children's hospital, two long-term nursing facilities and a retirement community.

☐ CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION

DONALD R. CAMPBELL
Director since September 1998
Age 63

        Mr. Campbell has served as one of our directors since September 1998, and served as our Vice Chairman from January 1999 to January 2000. Mr. Campbell was President and Chief Operating Officer of TEI from December 1991 to September 2000, a director of TEI from September 1990 to September 2000, and its Chief Executive Officer from April 1994 to September 2000. He was Executive Vice President of Finance and Chief Financial Officer of TEI from September 1990 to December 1991, and was Treasurer of TEI from October 1990 to December 1991. Mr. Campbell is a director and Chairman of the audit committee of Texas Genco, Inc., a New York Stock Exchange listed electrical power generating company.

JOHN H. STYLES
Director Since June 1999
Age 68

        Mr. Styles has served as one of our directors since June 1999. He has been the Chairman, President and Chief Executive Officer of HEALTHPLUS Corporation since 1995. Mr. Styles served in the same capacities for Mid-America Healthcare Group from 1984 until its sale in 1995 and for Outpatient Healthcare, Inc. from 1985 until its sale in 1992. He is also a private venture capitalist, focusing on the healthcare and other growth industries.

☐ NON-DIRECTOR EXECUTIVE OFFICERS

RICK BERRY
Chief Financial Officer
Age 51

        Mr. Berry has served as our Chief Financial Officer since February 2001 and as our Principal Financial Officer since June 2000. Since the Cummer/Moyers transaction in October of 2000, he has served as Vice-President and Secretary of SMCA. From March 1999 to April 2000, Mr. Berry served as Executive Vice President, Chief Financial Officer, Secretary and a director of Petrocon Engineering, Inc. From April 1998 to March 1999, Mr. Berry was Executive Vice President and Chief Financial Officer of OEI International, Inc. Mr. Berry was Secretary of TEI, Inc. from January 1997 to April 1998, and the Executive Vice President, Chief Financial Officer and Treasurer of TEI from December 1991 to April 1998. Mr. Berry is a certified public accountant.

☐
BOARD COMMITTEES, MEETING ATTENDANCE, DIRECTOR INDEPENDENCE
AND COMMUNICATING WITH OUR BOARD

        Our Board of Directors has four committees, the Executive, Audit, Nominating and Corporate Governance, and Compensation Committees. The committees report their actions to the full Board of Directors at its next regular meeting following a committee meeting. Our full Board met four times in 2003 and the following table shows the current membership of the four committees and the number of meetings each committee held in 2003. A brief description of the current duties of each committee follows the table.

Committee Membership and Meetings Held
Name	Executive	Audit	Nominating & Governance	Compensation
Mr. Ball	X
Mr. Bean		X
Mr. Campbell		X	X
Mr. Garrison	X
Mr. Harris
Mr. Morris	X
Mr. Ryan			X	X
Mr. Sanders
Mr. Styles				X
Mr. Waltrip	X			X
Mr. Wilford		X
No. of Meetings in 2003(1)	1	4	1	1

X
Member

(1)
Each director except for Mr. Wilford attended at least 75% of the aggregate of all meetings of our Board of Directors and committees of our Board to which he belonged during 2003. Mr. Wilford attended two of the four meetings of our full Board of Directors and three of the four meetings of our Audit Committee during 2003.

Executive Committee

  •
  Has full power of our Board between meetings of our Board, with specified limitations relating to major corporate matters.

Audit Committee

  •
  Reviews the financial reports and other financial information provided by Sanders Morris Harris Group to any governmental body or the public.

  •
  Reviews Sanders Morris Harris Group's system of internal controls regarding finance, accounting, legal compliance and ethics that management and our Board have established; and Sanders Morris Harris Group's auditing, accounting and financial reporting processes generally.

  •
  Reviews the audit efforts of Sanders Morris Harris Group's independent auditors.

  •
  Provides an open avenue of communication among the independent auditors, financial and senior management, and our Board.

  •
  Has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

        Our Board of Directors has determined that Richard E. Bean, Chair of the Audit Committee, is an audit committee financial expert under the SEC rules. The committee operates under a written charter adopted by our Board of Directors, and attached as Appendix A to this Proxy Statement.

Nominating and Corporate Governance Committee

  •
  Makes recommendations to our Board of Directors regarding nominees for election as directors, the structure, size and composition of our Board, compensation of Board members and organization and responsibility of board committees.

  •
  Reviews general responsibilities and functions of our Board of Directors, the balance of expertise among Board members, and Sanders Morris Harris Group's overall organizational health, particularly plans for management succession and development.

Compensation Committee

  •
  Reviews and recommends the compensation for executive officers and key employees.

  •
  Recommends the granting of stock options and other incentive awards, including the number of shares subject to, and the exercise price of, each stock option and the terms and conditions of other incentive awards granted under our incentive plans.

  •
  Reviews personnel compensation policies, benefit programs, and any major changes to such policies and programs, and administers them.

        Our Board has determined that each member of the Compensation Committee is "independent," as defined in the Nasdaq listing standards, with the exception of Mr. Styles. The Board determined, in accordance with the Nasdaq listing standards, that Mr. Style's service on the committee was required by the best interests of Sanders Morris Harris Group and our shareholders because, in the Board's opinion, he would exercise independent judgment and his past experience and service on the committee would materially assist the function of the committee. Following our 2004 Annual Meeting of Shareholders, we intend to constitute a Compensation Committee composed of three independent directors.

Director Independence

        Our Board of Directors has determined that the following members of our Board and the following new nominees for director are "independent directors" as defined in NASD Rule 4200: existing directors—Richard E. Bean, Nolan Ryan, W. Blair Waltrip and Dan S. Wilford; new nominees—Robert M. Collie, Jr., Charles W. Duncan, III, Gerald H. Hunsicker, Scott McClelland and Albert W. Niemi, Jr., Ph.D.

Annual Meeting Attendance by Members of the Board

        We do not currently have a formal policy regarding attendance by our directors at our Annual Meeting of Shareholders. However, we have historically encouraged our directors to attend and previous meetings have been well attended. Last year, nine out of ten directors attended our Annual Meeting of Shareholders. During the upcoming year, the Nominating and Corporate Governance Committee will consider adopting a formal attendance policy for our directors to maximize their attendance at the Annual Meeting of Shareholders, taking into account their schedules and the timing requirements of applicable law.

☐ COMPENSATION OF DIRECTORS

        Currently, our non-employee directors receive an annual retainer of $8,000, $1,500 for each meeting of our Board of Directors attended, $1,000 for each Executive Committee meeting attended, $750 for any other committee meeting attended and an annual grant of 5,000 options. Each non-employee director committee chairman receives an additional annual retainer of $2,000. Our employee directors are not compensated for their service on our Board of Directors.

☐ DIRECTOR NOMINATION PROCESS

        As indicated above, nomination of directors is handled by our Nominating and Corporate Governance Committee pursuant to its charter. The committee's charter is available on our website at www.smhgroup.com.

        Additionally, any shareholder who wishes to nominate a prospective Board member should deliver written notice containing the information required by our bylaws to Sandra J. Williams, Corporate Secretary, 600 Travis, Suite 3100, Houston, Texas 77002. To be timely filed, we must receive the notice not less than 60 days nor more that 180 days prior to the first anniversary of our preceding year's annual meeting. To date, no shareholder has submitted a Board nominee.

        In evaluating potential director nominees, the committee considers the following factors:

  •
  the appropriate size of our Board of Directors;

  •
  our needs respect to the particular talents and experience of our directors;

  •
  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board;

  •
  familiarity with the financial services industry;

  •
  experience with accounting rules and practices; and

  •
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The committee's goal is to assemble a Board of Directors with a variety of perspectives and skills derived from high quality business and professional experience.

        Other than the foregoing there are no stated minimum criteria for director nominees, although the committee may also consider such other factors as it may deem are in the best interests of the company and our shareholders. The committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board meet the definition of "independent director" under NASD Rule 4200. The committee also believes it appropriate for certain key members of our management to participate as members of our Board.

        The committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the committee and our Board are polled for suggestions as to individuals meeting the criteria of the committee. Research may also be performed to identify qualified individuals. We have also engaged third parties to identify or evaluate or assist in identifying potential nominees.

        Each of the new nominees approved by the committee for inclusion on the proxy card was recommended by our Chairman, George L. Ball.

☐ CODE OF ETHICS

        We have adopted a Business Ethics Policy that applies to all of our employees, as well as each member of our Board of Directors. Our Business Ethics Policy is available on our website at www.smhgroup.com. We intend to post amendments to or waivers from our Business Ethics Policy (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

☐ COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Historically, we have not adopted a formal process for shareholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to our Board has been excellent. Nevertheless, during the upcoming year the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for shareholder communications with our Board and, if adopted, publish it promptly and post it to our website.

☐ REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Committee

        The role of the Compensation Committee is to recommend to the Board of Directors the compensation to be paid to our executive officers and key employees. In addition, the committee is generally responsible for administering executive compensation plans, incentive plans, and other forms of direct or indirect compensation of officers and key employees.

Executive Compensation Program

        The Compensation Committee establishes our compensation philosophy on behalf of the Board of Directors, determines the compensation of our Chief Executive Officer, and approves the compensation of our executive officers.

        The three components of executive officer compensation are base salary, bonuses and long-term incentive compensation.

•    Base Salary

        The base salary for senior executives (including the Chief Executive Officer) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the Board of Directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the Board of Directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.

•    Bonuses

        For 2003, we awarded bonuses to Robert E. Garrison II, Don A. Sanders, George L. Ball, Ben T. Morris and Rick Berry. Similar to prior years, the bonuses for Messrs. Garrison, Sanders, Ball, Morris and Berry were based on comparisons of executive compensation for peer companies similar to our size.

•    Long-Term Incentive Compensation

        We made no additional long-term incentive compensation grants during 2003.

Chief Executive Officer Compensation

        Ben T. Morris became our Chief Executive Officer in May 2002. For 2003, the Compensation Committee established Mr. Morris' base salary at $225,000, a level which it believes is appropriate based on comparisons with financial services firms of similar size to Sanders Morris Harris Group Inc. Mr. Morris received a bonus of $312,500, and no long-term incentive compensation for 2003.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any executive officer. In designing compensation plans to meet the executive compensation objectives described above, we reserve the right to establish plans which may result in our inability to deduct compensation under Section 162(m).

Summary

        The Compensation Committee believes our executive compensation policies and programs effectively serve the interests of Sanders Morris Harris Group and our shareholders. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing Sanders Morris Harris Group's value for our shareholders' benefit.

        The Compensation Committee will continue to monitor the effectiveness of our total compensation programs to meet Sanders Morris Harris Group's current needs. For 2004, we will reevaluate compensation of executive officers to ensure that it is consistent with a compensation philosophy designed to reward outstanding individual performance and align officers' compensation to the performance of Sanders Morris Harris Group, our individual business units, and our stock price.

Nolan Ryan John H. Styles W. Blair Waltrip

Compensation Committee Interlocks and Insider Participation

        Messrs. Waltrip, Styles and Ryan served on the Compensation Committee in 2003. No director or executive officer of Sanders Morris Harris Group Inc. serves on the compensation committee or the board of directors of any company for which Messrs. Ryan, Styles or Waltrip serve as executive officers or directors.

☐ CORPORATE PERFORMANCE

        The line graph below shows a comparison of the cumulative total shareholder return on our common stock as compared to the cumulative total return of the S&P 500 Index and the Nasdaq Financial Stocks Index for the period from January 29, 1999 to the end of last fiscal year.

TOTAL SHAREHOLDER RETURN

	Base Period 01/29/99	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
Sanders Morris Harris Group	100.0	47.8	50.7	60.9	106.0	152.2
S & P 500 Index	100.0	116.1	105.8	93.3	72.6	93.5
Nasdaq Financial Stocks Index(1)	100.0	99.5	107.5	118.1	121.7	164.5

(1)
The Nasdaq Financial Stocks Index is composed of all Nasdaq companies with two-digit Standard Industrial Classification codes in the range 60 through 67.

☐ COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

        The following table shows, for our fiscal years indicated, the annual compensation paid to or earned by our Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") in all capacities in which they served.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)	Restricted Stock Award(s)($)		Securities Underlying Options(#)
Ben T. Morris, Chief Executive Officer	2003 2002 2001	225,000 214,583 200,000	312,500 100,000 75,000	— — —	— — 25,500	(1)	— — —
Robert E. Garrison II, President	2003 2002 2001	225,000 225,000 225,000	225,000 100,000 75,000	— — —	— — 25,500	(1)	— — —
Don A. Sanders, Vice-Chairman	2003 2002 2001	450,000 337,500 224,740	450,000 200,000 —	— — —	— 177,746 661,319	(2) (3)	— — —
George L. Ball, Chairman	2003 2002 2001	225,000 214,583 200,000	312,500 100,000 75,000	— — —	— — 25,500	(1)	— — —
Rick Berry, Chief Financial Officer	2003 2002 2001	193,375 178,167 175,000	100,000 50,000 25,000	— —	— 9,614 —	(4)	— — 30,000

(1)
Represents 5,000 shares of restricted stock the value of which would have been $25,500 at the end of fiscal year 2001. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vested 50% on February 25, 2003 and 25% on February 25, 2004, with the remaining 25% vesting on February 25, 2005.

(2)
Represents 28,469 shares of restricted stock the value of which would have been $248,819 at the end of fiscal year 2002. The grants of such restricted stock were in lieu of salary in the amount of $112,500. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vest or vested according to the following schedule:

No. of Shares	50% Vest	25% Vest	25% Vest
14,276	03/28/03	03/28/04	03/28/05
14,193	06/28/03	06/28/04	06/28/05

(3)
Represents 120,957 shares of restricted stock the value of which would have been $616,973 at the end of fiscal year 2001. The grants of such restricted stock were in lieu of bonus and salary in the amount of $415,259. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vest or vested according to the following schedule:

No. of Shares	50% Vest	25% Vest	25% Vest
15,573	03/30/02	03/30/03	03/30/04
13,753	06/29/02	06/29/03	06/29/04
18,669	09/28/02	09/28/03	09/28/04
19,737	12/31/02	12/31/03	12/31/04
43,725	02/25/03	02/25/04	02/25/05
9,500	02/25/03	02/25/04	02/25/05

(4)
Represents 1,422 shares of restricted stock the value of which would have been $12,428 at the end of fiscal year 2002. The grants of such restricted stock were in lieu of salary in the amount of $6,000. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vest or vested according to the following schedule:

No. of Shares	50% Vest	25% Vest	25% Vest
380	03/28/03	03/28/04	03/28/05
378	06/28/03	06/28/04	06/28/05
375	09/30/03	09/30/04	09/30/05
289	12/31/03	12/31/04	12/31/05

Option/SAR Grants in Last Fiscal Year

        None of the Named Officers received an option or SAR grant during our last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values

        None of the Named Officers exercised any options during the last fiscal year. The following table provides information about unexercised options held by the Named Officers as of the end of our last fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Ben T. Morris	25,000	—	310,000	—
Robert E. Garrison II	89,394	—	1,208,486	—
Don A. Sanders	30,000	—	372,000	—
George L. Ball	25,000	—	310,000	—
Rick Berry	22,500	7,500	279,000	93,000

Executive Employment Contracts

        We currently have no employment contracts in effect with any of our directors or executive officers.

☐ SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table shows the number of shares of our common stock beneficially owned by each director, director nominee, executive officer and five percent shareholder, and by all directors and executive officers as a group. The table shows ownership at May 4, 2004.

        Directors and executive officers as a group beneficially own approximately 32.0% of our outstanding common stock. For purposes of reporting total beneficial ownership, shares of common stock which may be acquired through stock option exercises that have vested or will vest within 60 days following May 1, 2004 are included.

        The information in this section is based on information required to be reported and filed with the Securities and Exchange Commission under Sections 13 and 16 of the Exchange Act.

Name	Number of Common Shares Beneficially Owned	Percent of Class
Don A. Sanders(1)(2)	2,219,582	12.6
George L. Ball(1)(3)	1,181,438	6.7
Ben T. Morris(1)(4)	1,131,938	6.4
Robert E. Garrison II(5)	336,163	1.9
W. Blair Waltrip(6)	320,056	1.8
Titus H. Harris, Jr.(7)	244,979	1.4
John H. Styles(8)	143,503	*
Donald R. Campbell(9)	81,665	*
Rick Berry(10)	24,851	*
Dan S. Wilford(11)	16,000	*
Nolan Ryan(11)	15,000	*
Richard E. Bean(11)	5,000	*
Robert M. Collie, Jr.	—	—
Charles W. Duncan, III	—	—
Gerald H. Hunsicker	—	—
Scott McClelland	—	—
Albert W. Niemi, Jr., Ph.D.	—	—
All directors and executive officers as a group (12 persons)	5,720,175	32.0

*
Less than 1% of outstanding shares.
(1)
Has a principal business address of 600 Travis, Suite 3100, Houston, Texas 77002.
(2)
Includes 30,000 shares issuable on exercise of stock options, 3,000 shares owned by Mr. Sanders' wife, 250,000 shares owned by a limited partnership of which Mr. Sanders controls the general partner and 37,010 shares of restricted stock.

(3)
Includes 25,000 shares issuable on exercise of stock options, 25,000 shares owned by Mr. Ball's wife and 1,250 shares of restricted stock.
(4)
Includes 25,000 shares issuable on exercise of stock options and 1,250 shares of restricted stock.
(5)
Includes 89,394 shares issuable on exercise of stock options and 1,250 shares of restricted stock.
(6)
Includes 10,000 shares issuable on exercise of stock options and 255,806 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary. Includes 26,250 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees. Includes 28,000 shares owned by the Waltrip 1987 Grandchildren's Trust for the benefit of the grandchildren of R. L. Waltrip, of which W. Blair Waltrip and Robert L. Waltrip are as co-trustees, and as to which W. Blair Waltrip disclaims beneficial ownership.
(7)
Includes 31,632 shares issuable on exercise of stock options, 13,251 shares of restricted stock, and 20,787 shares owned by Mr. Harris' wife and as to which Mr. Harris disclaims beneficial ownership.
(8)
Includes 21,232 shares issuable on exercise of stock options, 19,198 shares owned by Mr. Style's wife and 12,480 shares owned by a family limited partnership controlled by his wife. Mr. Styles disclaims beneficial ownership of the shares owned by his wife and the family limited partnership.
(9)
Includes 65,000 shares issuable on exercise of stock options.
(10)
Includes 22,500 shares issuable on exercise of stock options and 1,569 shares of restricted stock.
(11)
Includes 5,000 shares issuable on exercise of stock options.

Section 16(a)—Beneficial Ownership Reporting Compliance

        Based on our records, we believe that during 2003 all our directors, officers and 10% or greater beneficial owners timely filed all required Section 16(a) reports, except for John H. Styles who was late filing statements of changes in beneficial ownership for transactions occurring on November 7th and 12th of 2002 and January 1st and August 12th of 2003.

☐
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        For our equity compensation plans, the following table shows, at the end of fiscal year 2003, (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of such options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans, excluding those issuable upon exercise of outstanding options, warrants and rights.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,067,360	$5.25	1,522,392	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,067,360	$5.25	1,522,392

(1)
The number of shares of our common stock available for incentive awards under our 1998 Incentive Plan is the greater of 4,000,000 shares or 25% of the total number of shares of our common stock from time to time outstanding.

☐ CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On occasion SMH's directors, officers, and employees co-invest with our clients. Consequently, it is often the case that certain officers, directors, shareholders, and employees of SMH own securities of SMH's clients for whom SMH has placed or underwritten securities and/or with whom SMH has a financial advisory relationship, which in some cases may, individually or in the aggregate, exceed 1% of the outstanding securities of such clients.

        Mr. Styles and his family are the principal owners of an entity that is a 50% owner of PTC-Houston Management, L.P. PTC was formed to secure financing for a new proton beam therapy cancer treatment center to be constructed in Houston, Texas. Net operating income recognized by PTC totaled $414,000 during 2003, 50% of which, or $207,000, was attributable to each of SMHG and the Styles-owned entity.

        Mr. Garrison serves as Chairman and a director of Brava Therapeutics, Inc., formerly named BioCyte Therapeutics, Inc., one of our indirect subsidiaries, and owns 258,193 shares, or approximately 9.2%, of its outstanding common shares. Through SMH Capital, we indirectly own 463,090 shares of Brava, or approximately 16.4% of its common stock. SMH Capital also holds a warrant for 34,245 Brava common shares. Additionally, we had outstanding receivables from Brava of $18,000 at December 31, 2003.

        On September 1, 2000, we entered into a Severance Agreement with Mr. Campbell providing for semimonthly payments of $2,193 beginning on September 15, 2000 and continuing through and including May 31, 2005. In addition, Mr. Campbell will be reimbursed for all reasonable out-of-pocket expenses incurred by him in connection with the performance of any further duties for us and may participate in our group health and life insurance benefits, subject to certain limitations.

☐ INDEPENDENT AUDITORS

        KPMG LLP has been our independent auditor for the last two fiscal years. While management expects that our relationship with KPMG LLP will continue to be maintained in 2004, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of KPMG LLP as no such action is legally required. A representative of KPMG LLP is expected to be at the annual meeting. The representative will have the opportunity to make a statement at the meeting if he or she wishes, and will be available to respond to appropriate questions.

        The following table sets forth the fees billed for services performed by KPMG LLP for fiscal year 2003 and fiscal year 2002:

	2003	2002
Audit fees	$390,300	$349,300

Audit related fees	$—	$—

Tax fees	$54,250	$40,000

All other fees	$—	$—

☐ PRE-APPROVAL OF SERVICES BY INDEPENDENT AUDITORS

        The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company's independent auditor, KPMG LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by KPMG LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee's annual pre-approval requirement and are not prohibited by law. All of the tax services and related fees were pre-approved by the Audit Committee for 2002 and 78% of the tax services and related fees were pre-approved by the Audit Committee for 2003.

☐ REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors has furnished the following report:

        The Board has determined that each member of the committee is "independent," as defined in the Nasdaq listing standards, with the exception of Mr. Campbell. Following our January 1999 combination, Mr. Campbell agreed to continue as an officer and director of Sanders Morris Harris Group and Energy Recovery Resources, Inc. ("ERRI") principally to oversee the sale of ERRI and its operations pending its sale. Mr. Campbell resigned as an officer of Sanders Morris Harris Group and as an officer and director of ERRI after the sale of substantially all of ERRI's assets in July of 2000. The Board determined, in accordance with the Nasdaq listing standards, that Mr. Campbell's service on the committee was required by the best interests of Sanders Morris Harris Group and our shareholders because, in the Board's opinion, he would exercise independent judgment and his business and financial background and his experience with Sanders Morris Harris Group would materially assist the function of the committee. Mr. Campbell joined the committee in March of 2001 and will not stand for nomination to the committee in 2004. Following our 2004 Annual Meeting of Shareholders, the Board intends to constitute an Audit Committee composed of three independent directors.

        As noted in the committee's charter, Sanders Morris Harris Group's management is responsible for preparing Sanders Morris Harris Group's consolidated financial statements. Sanders Morris Harris Group's independent auditors are responsible for auditing the consolidated financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee's role does not provide any special assurances with regard to Sanders Morris Harris Group's consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

        The committee has reviewed and discussed the audited consolidated financial statements with management. The committee also met with the independent auditors, with and without management present, to discuss the results of their audit and their evaluation of our internal controls. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from Sanders Morris Harris Group.

        Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in Sanders Morris Harris Group's Annual Report on Form 10-K for 2003 for filing with the Securities and Exchange Commission.

Richard E. Bean Donald R. Campbell Dan S. Wilford

☐ OTHER MATTERS

        Our Board of Directors is not aware of any other matter to be presented for action at the meeting. If another matter requiring a vote of the shareholders arises, the proxy holders will vote in their best judgment.

APPENDIX A

SANDERS MORRIS HARRIS GROUP INC.

CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

I. Purpose

        The Audit Committee is a standing committee of the Board of Directors (the "Board") of Sanders Morris Harris Group Inc., a Texas corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

  •
  Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

  •
  Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

  •
  Reviewing the independence and performance of the Company's independent auditors;

  •
  Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board; and

  •
  Monitoring and evaluating risks related to the Company's activities and the effectiveness and adequacy the Company's risk management measures including insurance coverage.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee has direct access to the Company's independent auditors, other professional advisors and contractors engaged by the Company and anyone in the Company. The independent auditor will report directly to the Audit Committee and the Audit Committee will be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting and related policies and procedures. The Audit Committee has authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

II. Composition

        The Audit Committee shall be comprised of at least three directors. All three of the Audit Committee members must be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of the director's independent judgment as a member of the Audit Committee.

        Directors with any of the following relationships will not be considered independent:

    1.
    a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

    2.
    a director who accepted or who has a Family Member (which means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

    a.
    compensation for Board or Board committee service;

    b.
    payments arising solely from investments in the Company's securities;

    c.
    compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;

    d.
    benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

    e.
    loans permitted under Section 13(k) of the Securities Exchange Act of 1934.

    3.
    a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

    4.
    a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

    a.
    payments arising solely from investments in the Company's securities; or

    b.
    payments under non-discretionary charitable contribution matching programs.

    5.
    a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity;

    6.
    a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years; or

    7.
    a director who, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee:

    a.
    accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

    b.
    is an affiliated person of the Company or any of its subsidiaries. An affiliated person of the Company or any of its subsidiaries, means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company or any of its subsidiaries.

        Notwithstanding the foregoing, one director who (i) is not independent by reason of any of paragraphs 1 through 6 above, (ii) meets the requirements of paragraph 7 above, and (iii) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

        Additionally, no member of the Audit Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and all members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. A member of the Audit Committee who qualifies as an "audit committee financial expert" under Item 401(h) of Regulation S-K is presumed to qualify as a financially sophisticated Audit Committee member. The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, or in the event of a vacancy on the Audit Committee, a replacement member shall be elected at a Board meeting held as soon as reasonably practical following the occurrence of such vacancy. Members of the Audit Committee shall serve for a term coinciding with their Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself elect a Chair.

III. Meetings

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately.

IV. Responsibilities and Duties

        To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports and Review Procedures

    1.
    Evaluate annually its performance and the adequacy of this Charter, including compliance with applicable law and The Nasdaq Stock Market, Inc. listing standards, and recommend to the full Board any changes to this Charter as the Audit Committee deems appropriate. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the U.S. Securities and Exchange Commission ("SEC").

    2.
    Review the Company's annual financial results prior to release of the results and annual audited financial statements and any reports or other financial information prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of critical accounting policies and significant issues regarding accounting principles, practices, estimates and judgments.

    3.
    In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Audit Committee.

    4.
    Review the Company's quarterly financial results prior to the release of results and the Company's quarterly financial statements prior to filing with the SEC. In connection with such review, discuss with financial management and the independent auditors, the results of the independent auditors review of the quarterly financial statements, any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item 14). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

    5.
    Review with management all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls, and any fraud, without regard to materiality, that involves management or any other employee who has a significant role in the Company's internal controls.

    6.
    Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

    7.
    Periodically review with, and receive reports from, management and the independent auditors regarding (i) critical accounting policies and practices to be used in preparing Company financial statements, (ii) all alternative treatments of financial information within GAAP discussed with management, including the ramification of such treatment and the treatment preferred by the auditors, and (iii) all other material written communication between the auditor and management.

    8.
    Review all written communication between the Company and its officers, directors and employees on the one hand and the independent auditors on the other hand relating to the Company's audit engagement of the independent auditors.

  Independent Auditors

    9.
    Have the sole ultimate authority and responsibility to appoint, select, evaluate, and, where appropriate replace the independent auditors, thus making the independent auditors ultimately accountable to the Audit Committee.

    10.
    Review the performance of, and approve the fees and other significant compensation to be paid to, the independent auditors' firm.

    11.
    On an annual basis, ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1 and review and discuss with the independent auditors all significant relationships they have with the Company or services they provide that could impair the auditors' objectivity and independence.

    12.
    Take appropriate action to oversee the independence of the independent auditors.

    13.
    Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

    14.
    Prior to releasing the year-end results, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    15.
    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

    16.
    On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Matters

    17.
    Establish procedures, and be responsible, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. Annually review these procedures and revise them as the Audit Committee deems appropriate.

    18.
    Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

    19.
    Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

    20.
    Review financial and accounting personnel succession planning with the Company.

    21.
    Pre-approve the retention of the independent auditor for any permitted non-audit service and the fee for such service. The Audit Committee may delegate the authority to pre-approve the retention of the independent auditor for permitted non-audit services to one or more members of the committee. Those members, if any, who have authority to pre-approve permitted non-audit services shall present the pre-approval of any permitted non-audit service to the Audit Committee at the next meeting following any such pre-approval.

      The Audit Committee will establish policies and procedures for the engagement of the independent auditor to provide non-audit services. The Audit Committee will disclose in the annual proxy statement whether it has considered whether the provision of non-audit services is compatible with the auditor's independence.

      Permitted non-audit services shall include all non-audit services other than the following:

      •
      bookkeeping and other services related to accounting records or financial statements;

      •
      financial information systems design and implementation;

      •
      appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

      •
      actuarial services;

      •
      internal audit outsourcing services;

      •
      management functions or human resources;

      •
      broker or dealer, investment adviser or investment banking services; and

      •
      legal services and expert services unrelated to the audit.

    22.
    Review and approve all related party transactions.

    23.
    Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

    24.
    Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    25.
    Review and assess the adequacy of the Company's ethics, code of conduct or similar policy and report to the Board any recommended changes to such policies.

    26.
    Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

SANDERS MORRIS HARRIS GROUP INC. THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2004
Proxy for Annual Meeting of Shareholders June 17, 2004
The undersigned shareholder of Sanders Morris Harris Group Inc. (the "Company") hereby appoints Ben T. Morris and George L. Ball, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002, on Thursday, June 17, 2004, at 10:00 a.m., Houston Time, and at any adjournments or postponements of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote. Any proxy heretofore given by the undersigned with respect to such shares of the Company's common stock is hereby revoked.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees for director on the reverse side.
The Board of Directors recommends a vote FOR the nominees for director.
PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED
(This Proxy must be dated and signed on the reverse side.)

        (Continued From Other Side)

Proxy for Annual Meeting of Shareholders June 17, 2004

ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold
1. George L. Ball	☐	☐	8. Scott McClelland	☐	☐
2. Richard E. Bean	☐	☐	9. Ben T. Morris	☐	☐
3. Robert M. Collie, Jr.	☐	☐	10. Dr. Albert W. Niemi, Jr.	☐	☐
4. Charles W. Duncan, III	☐	☐	11. Nolan Ryan	☐	☐
5. Robert E. Garrison II	☐	☐	12. Don A. Sanders	☐	☐
6. Titus H. Harris, Jr.	☐	☐	13. W. Blair Waltrip	☐	☐
7. Gerald H. Hunsicker	☐	☐	14. Dan S. Wilford	☐	☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement furnished with the notice, and the 2003 Annual Report.
Dated _______________, 2004
Shareholder's Signature
Signature if held jointly

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED

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APPENDIX A SANDERS MORRIS HARRIS GROUP INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS